October 28, 1997


Growth Trust
Suite 2810
901 Marquette Avenue South
Minneapolis, Minnesota  55402-3268

Dear Sirs:

This letter serves as an amendment to that Investment Management Services Agreement dated May 13, 1996 by and between Growth Trust, a Massachusetts business trust, on behalf of its underlying series portfolio, Growth Trends Portfolio, and American Express Financial Corporation, a Delaware corporation.

Effective November 1, 1997, the table setting forth asset charges in Part Two
(1)(a) shall be amended and shall read as follows:

         Growth Trends Portfolio

           Assets            Annual rate at
         (billions)        each asset level
         ----------        ----------------
         First  $  1.0            0.600%
         Next      1.0            0.575
         Next      1.0            0.550
         Next      3.0            0.525
         Next      6.0            0.500
         Over     12.0            0.490

AMERICAN EXPRESS FINANCIAL CORPORATION

By: /s/ Pamela J. Moret
    ---------------------
        Pamela J. Moret, Vice President


ACCEPTED AND AGREED for Growth Trust on behalf of Growth Trends Portfolio.

By: /s/ Leslie L. Ogg
    -------------------
        Leslie L. Ogg, Vice President

Dated:
      --------------------------------------------------------

October 28, 1997


IDS New Dimensions Fund, Inc.
Suite 2810
901 Marquette Avenue South
Minneapolis, Minnesota  55402-3268

Dear Sirs:

This letter serves as an amendment to the Administrative Services Agreement dated March 20, 1995 by and between IDS New Dimensions Fund, Inc., a Minnesota corporation, and American Express Financial Corporation, a Delaware corporation.

Effective November 1, 1997, the table setting forth asset charges in Part Two item (1) shall be amended and shall read as follows:

           Assets            Annual rate at
         (billions)        each asset level
         ----------        ----------------
         First   $ 1              0.050%
         Next      1              0.045
         Next      1              0.040
         Next      3              0.035
         Next      6              0.030
         Over     12              0.025

AMERICAN EXPRESS FINANCIAL CORPORATION


By: /s/ Pamela J. Moret
    ---------------------
        Pamela J. Moret, Vice President

ACCEPTED AND AGREED by and on behalf of IDS New Dimensions Fund, Inc.

By: /s/ Leslie L. Ogg
    -------------------
        Leslie L. Ogg, Vice President

Dated:
      --------------------------------------------------------